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                                                                 Exhibit 7(c)(i)



                      [Letterhead of Arthur Andersen LLP
                            101 Eisenhower Parkway
                       Roseland, New Jersey 07868-1099]


February 17, 1998


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated February 16, 1998 of TurboSonic Technologies, Inc. to be filed with the Securities and Exchange Commission are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP



cc:  Richard H. Hurd, TurboSonic Technologies, Inc.